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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                                 7-ELEVEN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 TEXAS                                 75-1085131
(STATE OF INCORPORATION OR ORGANIZATION) (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

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        2711 NORTH HASKELL AVENUE
              DALLAS, TEXAS                                    75204-2906
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)
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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
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  Title of each class                            Name of each exchange on which
  to be so registered                            each class it so be registered
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  COMMON STOCK, PAR
VALUE $0.0001 PER SHARE                             NEW YORK STOCK EXCHANGE
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         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing
pursuant to General Instructions A.(c), check the following box.       /X/

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box.                    / /

  SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:

                                    333-36496

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
                                (TITLE OF CLASS)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         For information with respect to 7-Eleven, Inc.'s (the "Company") common stock, par value $0.0001 per share (the "Common Stock"), see the information under the caption "Description of Capital Stock" contained in the prospectus filed with the Securities and Exchange Commission as part of the Company's Registration Statement on Form S-3 on May 8, 2000 (the "Registration Statement"). The prospectus is deemed to be incorporated herein by reference. The Company has filed an application with respect to the Common Stock with, and delivered copies of the Registration Statement to, the New York Stock Exchange.

Item 2.  EXHIBITS

         The required exhibits need not be filed because the Common Stock will be registered on the New York Stock Exchange, on which no other securities of the Company are registered.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       7-Eleven, Inc.



Date: May 8, 2000                            By:/s/ James W. Keyes
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                                             James W. Keyes
                                             President, Chief Executive Officer
                                             and Director